EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 Registration Statement of The Pocket Shot Company of our report dated June 13, 2016 on our audit of the financial statements of The Pocket Shot Company as of and for the years ended December 31, 2015 and 2014 and the related statement of operations, stockholders' equity (deficit) and cash flow for the years or periods then ended, and the reference to our firm in the Registration Statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

August 15, 2016